EXHIBIT 10.1
PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this “Agreement”) dated May 11, 2010, for reference, is by and between J-T PROPERTIES LTD., a Washington limited partnership (“Seller”), and RETAIL OPPORTUNITY INVESTMENTS CORP., a Delaware corporation (“Buyer”).

RECITALS

A. Seller owns all right, title and interest in the land and approximately 116,066 square foot retail building, commonly known as the Vancouver Market Center located at 5000 NE 4th Plain Blvd., Vancouver, Washington 98661, the legal description of which is attached as Exhibit A (the “Property”).

B. Seller has agreed to sell to Buyer, and Buyer has agreed to purchase from Seller, the Property on the terms and conditions set forth in this Agreement.

TERMS

NOW, THEREFORE, the parties agree as follows:

1. Purchase and Sale of Property.  Subject to the terms and conditions set forth in this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Property.  The Property also includes the personal property used in the operation of the Property, which shall be conveyed to Buyer at closing without additional consideration pursuant to a bill of sale in the form attached as Exhibit B.  The list of personal property to be conveyed shall be provided by Seller to Buyer within ten (10) days after the Effective Date (as defined in Section 3).  The Property also includes any and all water, access and other rights, easements, and interests appurtenant to the Property, and all construction warranties related to the improvements on the Property.

2. Purchase Price.  The purchase price (“Purchase Price”) for the Property shall be ELEVEN MILLION ONE HUNDRED NINETY THOUSAND AND 00/100 DOLLARS ($11,190,000.00).  At closing, Buyer will assume Seller’s obligations on an existing loan from State Farm Life Insurance Company secured by the Property with a total balance at Closing of approximately NINE MILLION TWO HUNDRED THOUSAND and 00/100 DOLLARS ($9,200,000.00) (the “Assumed Loan”).  The total balance of the Assumed Loan shall be applied to the Purchase Price and Buyer will pay the remainder of the Purchase Price in cash at closing.

3. Earnest Money.  Within three (3) business days after mutual execution and delivery of this Agreement (the “Effective Date”), Buyer shall pay TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($250,000.00) as earnest money (the “Earnest Money”) in cash. The Earnest Money shall be deposited with Old Republic Title and Escrow (the “Title Company”), 2201 Sixth Street, Suite 1110, Seattle, Washington 98121, Attention:  Ms. Marty Young, and shall be deposited into an interest-bearing escrow account with the Title Company in

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accordance with the terms of this Agreement.  Upon Buyer’s waiver of its conditions set forth in Sections 6.1 through 6.3 below, Title Company shall immediately release $15,000 of the Earnest Money to Seller, which amount shall be non-refundable to Buyer under all circumstances except for the failure of this transaction to close as a result of a default by Seller, and Buyer shall deposit an additional TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($250,000.00) in escrow as additional Earnest Money.  All Earnest Money shall be applied to the payment of the Purchase Price at closing.  Any interest earned on the Earnest Money shall be part of the Earnest Money.  Except as provided above, all Earnest Money shall be returned to Buyer in the event any condition to Buyer’s obligation to purchase the Property shall fail to be timely satisfied or waived by Buyer or in the event this transaction fails to close as a result of a casualty, condemnation, or default by Seller.

4. Survey and Environmental Assessments.  During the Contingency Period (as defined in Section 6), Buyer may, at its sole discretion and expense: (a) commission a surveyor of Buyer’s choice to prepare an ALTA survey of the Property; and (b) engage an environmental consultant of Buyer’s choice to prepare a Phase I environmental site assessment of the Property and, if recommended by such consultant, obtain a Phase II environmental site assessment and perform any recommended testing.  Seller shall cooperate with Buyer’s obtaining such survey and environmental site assessments.  Buyer shall deliver a copy of any written report of such site assessment to Seller, and shall not, without Seller’s prior written consent, furnish a copy thereof to any person or entity other than Buyer’s employees or advisors who need access to the report in connection with the transaction contemplated by this Agreement.

5. Title Documents.  On or before the fifth (5th) day following the Effective Date, Seller shall deliver to Buyer a preliminary commitment for title insurance issued by Title Company (the “Preliminary Commitment”), along with all documents, whether recorded or unrecorded, referred to in the Preliminary Commitment (“Title Documents”).  Buyer shall have until five (5) days following Buyer’s receipt of the Preliminary Commitment and the Title Documents to give Seller written notice of Buyer’s disapproval of any condition or exception to title affecting the Property (“Buyer’s Title Notice”).  If Buyer fails to give Seller a Buyer’s Title Notice within such five (5) day period, then the title to the Property as set forth in the Preliminary Commitments shall be deemed approved by Buyer for all purposes under this Agreement.  If Buyer gives Seller a Buyer’s Title Notice, then, within five (5) days after Seller’s receipt of Buyer’s Title Notice, Seller shall give Buyer written notice (“Seller’s Title Notice”) of those disapproved title conditions and exceptions stated in Buyer’s Title Notice, if any, that Seller elects to eliminate from the title policy and as exceptions to title, or otherwise to correct.  Seller’s failure to deliver Seller’s Title Notice within such five (5)-day period shall be deemed Seller’s election not to eliminate from the title policy the title conditions and exceptions noted in Buyer’s Title Notice.  If Buyer does not approve of Seller’s Title Notice Buyer shall so notify Seller in writing within three (3) days of receipt of Seller’s Title Notice, and if Buyer fails to give Seller such written notice within such three (3) day period, then Seller’s Title Notice shall be deemed approved by Buyer for all purposes under this Agreement.  If Buyer approves of Seller’s Title Notice, Seller shall eliminate from the title policy, by the Closing Date, those disapproved title conditions and exceptions that Seller has elected to eliminate in Seller’s Title Notice, and any failure to eliminate such exceptions or cure such objections shall constitute a default by Seller giving rise to the rights established pursuant to Section 16 below.  If Buyer does not approve of Seller’s Title Notice, this Agreement shall terminate as provided in Section 7.  All title

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exceptions not objected to by Buyer and all title exceptions Seller elects not to eliminate in Seller’s Title Notice shall be “Permitted Exceptions.”

6. Buyer’s Closing Conditions.  The conditions set forth in this Section are solely for the benefit of Buyer and may be waived only by Buyer and, except as otherwise specifically set forth herein, only if such waiver is set forth in a writing signed by Buyer.  Closing and Buyer’s obligations with respect to the transaction contemplated by this Agreement are subject to the satisfaction of the conditions set forth in Sections 6.1 through 6.3 not later than twenty-one (21) days after the mutual execution of this Agreement and Buyer’s receipt of all Seller’s Documents (defined below) (the “Contingency Period”).  Closing and Buyer’s obligations with respect to the transaction contemplated by this Agreement are subject to the satisfaction of the conditions set forth in Sections 6.4 to 6.9 on or before the Closing Date.

6.1 Review and Approval of Documents and Materials.  On or before the expiration of the Contingency Period, Buyer shall have approved all documents and materials delivered by Seller to Buyer pursuant to this Section.  Within five (5) days after the Effective Date of this Agreement, Seller shall deliver to Buyer, for Buyer’s review and approval, complete and accurate copies of the documents and materials respecting the Property, which are in Seller’s possession, custody, or control listed in Exhibit H attached hereto (collectively, the “Seller’s Documents”).

6.2 Inspections.  During the Contingency Period, Buyer shall have approved the condition of the Property in Buyer’s sole discretion.  Seller shall permit Buyer and its agents, at Buyer’s sole expense and risk, to enter the Property, at reasonable times after reasonable prior notice to Seller and after prior notice to tenants of the Property as required by the Leases, if any, to conduct inspections, investigations, tests, and studies concerning the Property.  Buyer, at its expense, may also undertake the following activities with respect to the Property:  (i) third-party review of any environmental, geotechnical and other reports provided by Seller; (ii) preparation of design, planning or density studies; (iii) engineering reviews, including review of building structure and mechanical systems; (iv) preparation of an independent market survey, geotechnical and other reports; (v) review of historic preservation issues; (vi) review of local government files and documents, as well as applications and correspondence between and on behalf of Seller and any local government; and (vii) other matters pertaining to the title, physical condition or any other aspect of the Property.  Buyer shall also have the right to discuss this Agreement and the Property with third parties, including lenders, contractors and government officials and representatives.  As a condition of such right of entry, Buyer hereby agrees to defend, indemnify and hold harmless Seller with respect to any lien filed by any agent or contractor of Buyer against the Property or any damage to person, property or the Property arising out of or related to work performed by such agent or contractor on Buyer’s behalf.

6.3 Financing.  On or before the expiration of the Contingency Period, Buyer’s satisfaction with Buyer’s financing, including, without limitation, the terms and conditions of the Assumed Loan.

6.4 Audit Inquiry and SEC Compliance.  On and as of the Closing Date, Seller shall have reasonably cooperated with Buyer under this Section 6.4.  Seller acknowledges that Buyer may be required to make certain filings with the Securities and Exchange

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Commission (the "SEC Filings") that relate to the most recent preacquisition fiscal year and the current fiscal year through the date of acquisition for the Property.  Seller agrees to reasonably assist Buyer in preparing the SEC Filings and to provide access to Buyer’s information reasonably required in connection thereto.  In that regard, Seller acknowledges that as a REIT, Buyer will be required after closing to comply with certain requirements of the Securities and Exchange Commission; accordingly, Seller agrees to be bound by and to comply with the provisions set forth in Exhibit G attached hereto and made a part hereof in order to facilitate such compliance by Buyer; provided that, notwithstanding anything contained in this Agreement or in Exhibit G to the contrary, it is understood and agreed that Seller will not be exposed to any liability on account thereof.  The foregoing covenant of Seller shall survive closing for a period of one (1) year.

6.5 No Material Changes.  On and as of the Closing Date, there shall have been no material adverse changes in the physical condition of the Property or the status of leases for the Property, other than such changes as may be contemplated by this Agreement.

6.6 Representations, Warranties and Covenants of Seller.  On and as of the Closing Date, Seller shall have duly and timely performed each and every material agreement to be performed by Seller hereunder and Seller’s representations and warranties set forth in this Agreement shall be true and correct in all material respects.

6.7 Assumed Loan.  On and as of the Closing Date, Buyer shall have assumed Seller’s obligation under the Assumed Loan, and all required approvals from Seller’s lender shall have been obtained.  Immediately after the Effective Date of this Agreement, Seller shall notify its lender of Buyer’s desire to assume the Assumed Loan.  Buyer shall make application to assume the Assumed Loan within seven (7) days following Buyer’s receipt of an assumption application and shall diligently pursue obtaining approval for such assumption.  Buyer shall have up to forty-five (45) days following its submission of the loan assumption application (the “Loan Approval Period”) to obtain Seller’s lender’s consent to Buyer’s assumption of the Assumed Loan.  Seller shall reasonably cooperate and assist with obtaining the consent of its lender to Buyer’s assumption of the Assumed Loan.

6.8 Estoppel Certificates.  On and as of the Closing Date, Seller shall have provided Buyer with estoppel certificates in a form satisfactory to Buyer from tenants occupying an aggregate total of ninety percent (90%) of the total net rentable square footage of the Property covered by leases in effect as of the Closing Date (the “Estoppel Threshold”).  In the event a tenant’s lease specifies a form of estoppel certificate, Seller shall only be obligated to obtain such document as described in any such tenant’s lease.  Seller’s sole obligation shall be to utilize commercially reasonable efforts to obtain estoppel certificates from each of the tenants.  If on or before a date that is ten (10) days before the Closing Date, such Estoppel Threshold has not been satisfied (or waived by Buyer within two (2) days from notice from Seller to Buyer that such Estoppel Threshold has not been satisfied), then the purchase and sale agreement shall be terminated and the Earnest Money (except for the $15,000 nonrefundable portion) shall be returned to Buyer unless Seller furnishes Seller Tenant Certificates (defined below) in a form satisfactory to Buyer with respect to enough tenants to meet the Estoppel Threshold.  In the event Seller is unable to obtain an estoppel certificate from any particular tenant under any lease, Seller shall deliver to Buyer a certificate (the “Seller Tenant Certificate”) prepared for such tenant in a

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form satisfactory to Buyer, to “Seller’s Knowledge” which is correct in all material respects.  Such Seller Tenant Certificate shall qualify as a tenant estoppel certificate for the purposes of determining whether the Estoppel Threshold has been satisfied.  Seller shall be released from any liability with respect to any Seller Tenant Certificate upon the delivery to Buyer of a tenant estoppel certificate from the tenant for which Seller delivered such Seller Tenant Certificate (but only to the extent such tenant estoppel certificate is consistent with such Seller Tenant Certificate).

6.9 Title Insurance.  On and as of the Closing Date, the Title Company shall be irrevocably committed to issue the Title Policy set forth in Section 11 to Buyer.

7. Termination.  If any condition set forth in Section 6 is not timely satisfied or waived by Buyer in writing for any reason, this Agreement shall automatically terminate.  Upon any such termination, all Earnest Money shall be immediately refunded to Buyer and this Agreement shall be of no further force or effect, except as expressly provided otherwise herein.

8. Representations and Warranties.

8.1 Seller’s Representations and Warranties.  Seller represents and warrants (which representations and warranties are true and correct on and as of the date of this Agreement and shall be true and correct in all material respects on and as of the Closing Date) to Buyer that:

8.1.1 Fee Title.  Seller is the sole current legal and beneficial fee simple title holder of the Property and has the authority and power to enter and execute this Agreement and convey the Property to Buyer free and clear of the claims of any third party or parties (including, without limitation, any elective share, dower, curtesy or community property rights of any spouse), except for the exceptions, if any, shown on the Preliminary Commitment, without further authorization or signature of any other person;

8.1.2 Leasing Commissions.  There are as of the date hereof, and there shall be on the Closing Date, no leasing commissions due or owing, or to become due and owing, in connection with any leases, licenses or other occupancy agreements in connection with the Property, except as set forth in Section 18.10.

8.1.3 Leases.  There are as the date hereof, and there shall be on the Closing Date, no leases, licenses or other occupancy agreements in connection with the Property except for the Leases included in the Seller’s Documents and any New Leases (as defined in Section 9.2).

8.1.4 Condemnation.  Seller has no knowledge of and has received no written notice of any pending or contemplated condemnation proceedings affecting all or any part of the Property.

8.1.5 Structural.  To Seller’s knowledge, there are no material structural defects in the building or improvements on the Property, nor are there any major repairs required to operate the building and/or improvements in a lawful, safe, and efficient manner.

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8.1.6 Zoning/Violations.  There is not now pending nor, to Seller’s knowledge, are there any proposed or threatened proceedings for the rezoning of the Property or any portion thereof.  During the period of Seller’s ownership of the Property, Seller has no knowledge of and has received no written notice that any zoning, subdivision, environmental, hazardous waste, building code, health, fire, safety or other law, order, ordinance, or regulation is violated by the continued maintenance, operation or use of the Property, including, without limitation, the improvements located thereon and any parking areas.

8.1.7 Permitted Exceptions.  Seller has performed all obligations under and is not in default in complying with the terms and provisions of any of the covenants, conditions, restrictions, rights-of-way or easements constituting one or more of the Permitted Exceptions existing as of the date hereof.

8.1.8 Permits.  To Seller’s knowledge, all permits, licenses, authorizations and certificates of occupancy required by governmental authorities for Seller’s management, occupancy, and operation of the Property are in full force and effect.

8.1.9 Litigation.  No proceeding, suit or litigation relating to the Property or any part thereof, or Seller as it relates to its ownership of the Property or any aspect of the Property, is pending or, to Seller’s knowledge, threatened in any tribunal.  Seller is not the subject of, nor during the two (2) years prior to the Effective Date has Seller been the subject of,  nor has Seller received any written notice of or threat that it has or will become the subject of, any action or proceeding under the United States Bankruptcy Code, 11 U.S.C. §  101, et seq. (“Bankruptcy Code”), or under any other federal, state or local laws affecting the rights of debtors and/or creditors generally, whether voluntary or involuntary and including, without limitation, proceedings to set aside or avoid any transfer of any interest in property or obligations, whether denominated as a fraudulent conveyance, preferential transfer or otherwise, or to recover the value thereof or to charge, encumber or impose a lien thereon.

8.1.10 FIRPTA.  Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

8.1.11 Development.  Except as may be contained in the Permitted Exceptions, Seller has not entered into any written agreement currently in effect with a third party, including, without limitation, any governmental authority, relating to any development of the Property, and Seller has received no notice and otherwise has no knowledge of any restrictions on the ability of the Seller to develop or expand any portion of the Property in the future, other than as may be set forth in zoning and other applicable laws, ordinances, rules and regulations.

8.1.12 Agreements.  Seller is not a party to, and has no knowledge of, any agreements relating to the Property currently in effect other than the contracts provided to Buyer contained in the Seller’s Documents and the Permitted Exceptions.

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8.2 Buyer’s Representations and Warranties.  As of the Effective Date of this Agreement, Buyer represents and warrants to Seller that Buyer (i) is duly organized and existing under the laws of the State of Delaware; (ii) is authorized to enter into the transaction contemplated in this Agreement; (iii) has the power and authority to enter into this Agreement; (iv) has or reasonably expects to have all funds necessary to pay the Purchase Price at Closing; and (v) has not filed voluntarily or involuntarily, for bankruptcy relief within the six (6)-month period preceding the date hereof.

9. Maintenance of Property/Insurance/Leasing.

9.1 Operation and Maintenance.  From and after the Effective Date through Closing or the earlier termination of this Agreement, Seller shall: (a) manage, maintain, operate, and service the Property, including the negotiation and execution of new leases and modifications, extensions and renewals of existing Leases (each a "New Lease" and collectively, the “New Leases”), consistent with its current operations; (b) keep the Property and every portion thereof in working order and repair consistent with its condition on the Effective Date; (c) maintain Seller’s current property damage insurance on the Property; and (d) not make any material alterations to the Property or remove any personal property owned by Seller therefrom used in the operation of the Property unless the personal property is lost, stolen, irreparably damaged, or replaced with property of similar quality and quantity.

9.2 New Leases.  From and after the Effective Date through the closing or earlier termination of this Agreement, Seller shall provide Buyer with copies of any letters of intent for New Leases signed by the prospective tenant (or if no letter of intent is available, a written description of the material terms of the New Lease including the name of the tenant; the square footage and location of the leased premises; the term; any free rent or other lease incentives; the rent structure including any escalation provisions; projected rent start date, tenant improvement and lease commission costs; and any other material financial obligations) prior to executing a binding New Lease.  During such period, Seller will enter into a New Lease of any portion of the Property or amend or modify any current Lease only with the prior written consent of Buyer, which consent shall not be unreasonably withheld.

9.3 Assignment of Lease.  At closing, Seller shall assign and Buyer shall assume Seller’s obligations under all Leases and New Leases, pursuant to an assignment of leases in the form attached as Exhibit C (the “Assignment of Leases”).

9.4 Service Contracts.  Seller shall not extend, renew, modify, or replace any service contracts for the Property without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

9.5 Assignment of Service Contracts.  At closing, Seller shall assign to Buyer all service contracts that Buyer elects to assume, and Seller shall also assign to Buyer all construction and equipment warranties related to the Property, pursuant to an assignment of contracts and warranties in the form attached as Exhibit D (the “Assignment of Contract and Warranties”).

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10. Closing.

10.1 Closing Date.  The purchase and sale of the Property will be closed on or before a date which is not more than seven (7) days after the expiration of the Contingency Period or the Loan Approval Period, whichever is later (the “Closing Date”), or at such other time as the parties may mutually agree; provided that if Seller’s lender is not in a position to close as of the scheduled Closing Date, Buyer and/or Seller may extend the Closing Date for such additional time not to exceed sixty (60) days as is required to facilitate Buyer’s assumption of the Assumed Loan.

10.2 Manner and Place of Closing.  This transaction will be closed in escrow at the offices of Title Company at the address set forth above, or at such other place as the parties may mutually agree.  Closing shall take place in the manner and in accordance with the provisions set forth in this Agreement.

10.3 Prorations, Adjustments.  All the then current year’s ad valorem real property taxes and current utility expenses, and all income under any agreement concerning the Property that Buyer has approved to survive closing, and all rent and other expenses payable by tenants under the Leases for the month in which closing occurs shall be prorated and adjusted between the parties as of the Closing Date.  Rent and other expenses payable by tenants under the Leases which are delinquent as of the Closing Date shall remain the property of Seller and Seller shall retain the right to collect such amounts.  Buyer and Seller shall each pay one-half (1/2) of any loan assumption fees or charges assessed by Seller’s lender, its servicing agent or other affiliate in connection with the assignment and assumption of the Assumed Loan.  If at the time of closing all or any portion of the Property is specially assessed or taxed due to its use or classification, Seller shall pay and be solely responsible for any such special assessment or tax and related charge, fine, penalty or other amount to the extent the same relates to any time period prior to and including the Closing Date, and Buyer shall pay and be solely responsible for the same to the extent it relates to any time period after closing.  All municipal, county, state, and federal excise, transfer and documentary stamp taxes, including but not limited to Washington Real Estate Excise Tax, payable with respect to the transaction contemplated by this Agreement shall be paid one half (½) by Buyer and one half (½) by Seller at closing.  The amount of any unapplied security deposits under the Leases held by Seller in cash at the time of closing shall be credited against the Purchase Price and Seller shall retain the actual cash deposits.  For purposes of calculating prorations, Buyer shall be deemed to be in title to the Property, and, therefore entitled to the income therefrom and responsible for the expenses thereof for the entire day upon which closing occurs.

At closing, Seller shall provide Buyer with then-current reconciliation of CAM and other pass-through expenses with respect to the Property, and copies of all documentation supporting such expenses.  Promptly after Buyer’s completion of its year-end CAM reconciliation for the year in which closing occurs, Buyer shall invoice tenants for any amounts due.  Any such "true up" payments received from tenants attributable to Buyer’s year-end CAM reconciliation of actual and budgeted pass-through payments shall be allocated among Seller and Buyer pro rata in accordance with their respective period of ownership.  Seller and Buyer agree to cooperate and use reasonable efforts to make such adjustments no later than sixty (60) days after Buyer completes its reconciliation for the year in which closing occurs (or as soon thereafter as may be

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practicable, with respect to common area maintenance and other additional rent charges (including pass-throughs for real estate and personal property taxes and special assessments) payable by tenants under the Leases).  Under no circumstances, however, shall Buyer have any obligation to pay Seller any amount based on such year-end reconciliation that is not actually paid to Buyer by the applicable tenants.

10.4 Closing Events.  Provided the Title Company has received the sums and is in a position to cause title to the Property to be conveyed to Buyer and the Title Policy to be issued as described herein, this transaction will be closed on the Closing Date as follows:

10.4.1 The Title Company will perform the prorations described in Section 10.3, and the parties shall be charged and credited accordingly.

10.4.2 Buyer shall pay the Purchase Price for the Property in cash, less the then current balance due on the Assumed Loan, and less deposits held by Seller under the Leases, adjusted for the charges and credits set forth in this Section, with a credit for the entire amount of all Earnest Money previously paid and all interest accrued thereon.

10.4.3 Buyer and Seller shall execute and deliver the Assignment of Leases and Assignment of Contracts and Warranties.

10.4.4 Seller shall execute and deliver a statutory warranty deed (the “Deed”) conveying and warranting to Buyer fee simple title in the Property free and clear of all liens and encumbrances except the Permitted Exceptions.  The conveyance shall be free from community property, dower or statutory rights, taxes, assessments and all other liens and encumbrances of any kind, without exceptions, unless otherwise specified herein, so as to convey to Buyer good and marketable title to all the Property free and clear of all liens, encumbrances and defects except the Permitted Exceptions.

10.4.5 The Title Company will deliver its commitment letter committing to issue the policy described in Section 11 upon recordation of the closing documents.  Seller shall pay the title insurance premium for an ALTA standard coverage owner’s policy in the amount of the Purchase Price and the charges for obtaining and recording instruments required to clear title.  Buyer shall pay any additional premium for additional coverages and endorsements requested by Buyer.

10.4.6 The Title Company will record the Deed and Buyer shall be responsible for the standard recording fees of the recorder therefor.

10.4.7 The escrow fee and other incidental costs of closing included in the closing statement shall be divided equally between the parties.

10.4.8 Seller shall deliver to the Title Company and Buyer at closing an affidavit certifying that there are no unrecorded leases or agreements upon the Property, that Seller is not aware of any mechanics’ or statutory liens against the Property (or any claims to such liens) and that Seller is not a “foreign person” under FIRPTA and any similar state law in form satisfactory to Buyer.

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10.4.9 Seller shall have complied with all requirements of the state of Washington for the recording of the Deed.

10.5 Seller’s Assistance with Transition.  Promptly after closing, Seller shall instruct its property manager to promptly deliver letters to each tenant notifying them of the change in ownership of the Property and the address for future rent payments to be sent, which address will be provided by Buyer.  Buyer shall approve the form of letter to be sent to tenants.  Seller shall further reasonably cooperate with the Property ownership transition issues, at no additional cost or liability to Seller, for a period of up to 60 days after closing.

11. Title Insurance.  As soon as reasonably practicable after the Closing Date, Title Company shall furnish Buyer with an ALTA standard coverage owner’s policy of title insurance (2006 form) in the amount of the Purchase Price, together with such additional coverages and endorsements, as Buyer may require, including extended coverage, in a form satisfactory to Buyer, insuring fee title to the Property in Buyer, subject only to the Permitted Exceptions (the “Title Policy”); provided, however that, consistent with Section 10.4.5 above, Seller shall be required to pay only the cost of the ALTA standard owner’s policy in the amount of the Purchase Price, and Buyer shall pay additional charges for such coverages.

12. Possession.  Seller shall deliver exclusive possession of the Property to Buyer on the Closing Date, subject to tenants’ rights under the leases assigned pursuant to the Assignment of Leases .  The respective rights and obligations of the parties not satisfied at or before closing shall survive the delivery of the Deed and shall be binding upon and inure to the benefit of the parties and their respective heirs, assigns, successors, administrators and executors.  Each of Seller’s representations, warranties and covenants shall be deemed reaffirmed as of the Closing Date and each of the representations, warranties and covenants shall survive closing and delivery of the Deed for one (1) year.

13. Environmental Matters.

13.1 Representations and Warranties.  Seller represents and warrants to Buyer (which representations and warranties are true and correct as of the date hereof and shall be true and correct in all material respects on and as of the Closing Date) that:

(a)           To Seller’s knowledge, during Seller’s ownership of the Property there have been no: (A) claims, complaints, notices, or requests for information received by Seller with respect to any alleged violation of any Environmental Law (as defined below) with respect to the Property, or (B) claims, complaints, notices, or requests for information to Seller regarding potential or alleged liability under any environmental law with respect to the Property.

(b)           To Seller’s knowledge, no conditions exist at, on, or under the Property that would constitute a Hazardous Condition (as defined below).

(c)           To Seller’s knowledge, Seller is in compliance with all orders, directives, requirements, permits, certificates, approvals, licenses, and other authorizations relating to Environmental Laws with respect to the Property.

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13.2 Definitions.

(a) Environmental Law shall mean (i) the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), as amended; (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), as amended; (iii) the Emergency Planning and Community Right to Know Act (42 U.S.C. Section 11001 et seq.), as amended; (iv) the Clean Air Act (42 U.S.C. Section 7401 et seq.), as amended; (v) the Clean Water Act (33 U.S.C. Section  1251 et seq.), as amended; (vi) the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), as amended; (vii) the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), as amended; (viii) the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), as amended; (ix) the Safe Drinking Water Act (42 U.S.C. Section 300f et seq.), as amended; (x) any state, county, municipal or local statutes, laws or ordinances similar or analogous to the federal statutes listed above; (xi) any rules or  regulations adopted pursuant to or to implement the statutes, laws, ordinances and amendments listed above; and (xii) any other law, statute, ordinance, amendment thereto, rule, regulation, order or the like relating to environmental, health or safety matters.

(b) Hazardous Condition shall mean  any condition caused by a release of Hazardous Material to soil, surface water or groundwater on, in, under or about the Property that occurred during Seller’s ownership of the Property such that the presence on, in, under or about the Property (including groundwater and surface water) of the Hazardous Material obligated or obligates the Seller to perform removal or remedial action under any applicable Environmental Law in effect prior to or as of Closing.

(c) Hazardous Materials shall mean any chemical, substance, waste, material, equipment or fixture defined as or deemed hazardous, toxic, a pollutant, a contaminant, or otherwise regulated under any Environmental Law, including, but not limited to, petroleum and petroleum products, waste oil, halogenated and non-halogenated solvents, PCBs, and  asbestos containing material.

14. Condition of Property.  Except for Seller's representations and warranties set forth in this Agreement, Buyer shall acquire the Property "AS IS" with all faults and Buyer shall rely on the results of its own inspection and investigation in Buyer's acquisition of the Property.

15. Condemnation or Casualty.  If, prior to closing, all or any material part of the Property is (a) condemned or appropriated by public authority or any party exercising the right of eminent domain, or is threatened thereby, or (b) if there occurs a fire or other casualty causing material damage to the Property or any material portion thereof, then, at the election of Buyer by written notice to Seller, either: (i) this Agreement shall become null and void, whereupon all Earnest Money and any interest accrued thereon shall be promptly repaid to Buyer; or (ii) in the case of a condemnation the purchase price for the Property shall be reduced by the total of any awards or other proceeds received by Seller at or before closing with respect to any taking, and at closing Seller shall assign to Purchaser all right of Seller in and to any awards or other proceeds payable after closing by reason of any taking; and in the case of a casualty Buyer shall purchase the Property in the condition existing on the date of closing, and Seller shall assign and deliver to Buyer the proceeds of any policies of property insurance paid as a result of such casualty. Seller

11 - Purchase and Sale Agreement

will promptly notify Buyer as to the commencement of any such action or any communication from a condemning authority that a condemnation or appropriation is contemplated, and will cooperate with Buyer in the response to or defense of such actions.

16. Legal and Equitable Remedies.

16.1 Default by Seller.  In the event that the transaction fails to close by reason of any default by Seller not cured within ten (10) days after written notice from Buyer, or, if the default is of such a nature that it cannot reasonably be cured within ten (10) days, if Seller fails to commence the cure with such ten (10) day period and thereafter diligently prosecute the same to completion, all Earnest Money shall be returned to Buyer and Buyer shall be entitled to pursue any other remedy available to it at law or in equity, including (without limitation) the remedy of specific performance; provided that Buyer hereby waives and releases Seller from any claim for consequential damages arising from such default by Seller.

16.2 Default by Buyer.  In the event that this transaction fails to close by reason of any default by Buyer not cured within ten (10) days after written notice from Seller, or, if the default is of such a nature that it cannot reasonably be cured within ten (10) days, if Buyer fails to commence the cure with such ten (10) day period and thereafter diligently prosecute the same to completion, all Earnest Money shall be forfeited by Buyer and released from escrow to Seller.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IF THE SALE OF THE PROPERTY IS NOT CONSUMMATED BY REASON OF A DEFAULT BY BUYER HEREUNDER AFTER SELLER HAS GIVEN BUYER NOTICE AS SET FORTH IN SECTION 16.2 ABOVE, THEN BUYER SHALL HAVE NO FURTHER RIGHT TO PURCHASE ALL OR ANY PORTION OF THE PROPERTY FROM SELLER, AND SELLER SHALL BE ENTITLED TO RECEIVE FROM BUYER THE EARNEST MONEY AS SELLER’S LIQUIDATED DAMAGES.  THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO FIX THE ACTUAL DAMAGES SUFFERED BY SELLER AS A RESULT OF BUYER’S FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY PURSUANT TO THIS AGREEMENT.  IN ADDITION, BUYER DESIRES TO LIMIT THE AMOUNT OF DAMAGES FOR WHICH BUYER MIGHT BE LIABLE SHOULD BUYER BREACH THIS AGREEMENT, AND SELLER DESIRES TO AVOID THE COSTS AND LENGTHY DELAYS THAT WOULD RESULT IF SELLER WERE REQUIRED TO FILE A LAWSUIT TO COLLECT ITS DAMAGES FOR A BREACH OF THIS AGREEMENT.  THEREFORE, THE PARTIES AGREE THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, THE LIQUIDATED DAMAGES PROVIDED FOR HEREIN REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL INCUR AS A RESULT OF SUCH FAILURE, AND SHALL BE SELLER’S SOLE REMEDY, EXCEPT FOR BUYER’S OBLIGATIONS TO INDEMNIFY SELLER AS PROVIDED IN THIS AGREEMENT, WHICH SHALL REMAIN REMEDIES OF SELLER IN ADDITION TO LIQUIDATED DAMAGES.  THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED TO BE AND SHALL NOT CONSTITUTE A FORFEITURE OR PENALTY, BUT IS INTENDED TO

12 - Purchase and Sale Agreement

CONSTITUTE AND REPRESENT LIQUIDATED DAMAGES TO SELLER.  BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE IN THIS SECTION AND THE FACT THAT SUCH PARTY WAS REPRESENTED BY COUNSEL OF ITS OWN CHOOSING WHO, AT THE TIME THIS AGREEMENT WAS MADE, EXPLAINED THE CONSEQUENCES OF THIS SECTION TO IT.  THIS SECTION DOES NOT LIMIT BUYER’S OBLIGATIONS WHICH, AS OTHERWISE PROVIDED HEREIN, SURVIVE THE TERMINATION OF THIS AGREEMENT.

BUYER’S INITIALS: __/s/ ST___	SELLER’S INITIALS: _/s/ GOT___

17. Intentionally Deleted

18. Miscellaneous.

18.1 Partial Invalidity.  In the event and to the extent any provision of this Agreement, or any instrument to be delivered by Buyer at closing pursuant to this Agreement, is declared invalid or is unenforceable for any reason, such provision shall be deemed deleted and shall not invalidate any other provision contained in any such document.

18.2 Waiver.  Failure of either party at any time to require performance of any provision of this Agreement shall not limit the party’s right to enforce the provision.  Waiver of any breach of any provision shall not be a waiver of any succeeding breach of the provision or a waiver of the provision itself or any other provision.

18.3 Survival of Representations.  Each of the parties shall be deemed to have reaffirmed each’s respective covenants, agreements, representations, warranties and indemnifications in this Agreement as of the Closing Date and the same shall survive the Closing Date and delivery of the instruments called for in this Agreement for one (1) year, except as otherwise set forth herein.

18.4 Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

18.5 Exchange.  Buyer will cooperate with Seller to allow Seller to accomplish an IRC Section 1031 exchange; provided Buyer will not be required to delay the closing,  incur expenses other than nominal additional legal costs or incur any risk or liability in connection with such exchange.

18.6 Notices.  All notices under this Agreement shall be in writing and hand either delivered, which shall be effective upon such delivery, or sent by (a) certified or registered mail, return receipt requested, in which case notice shall be deemed delivered three (3) business days after deposit with postage prepaid in the United States Mail, (b) a nationally recognized overnight courier, in which case notice shall be deemed delivered one (1) business day after deposit with that courier, or (c) telecopy or similar means, if a copy of the notice is also sent by United States first-class mail in which case the notice shall be deemed delivered upon

13 - Purchase and Sale Agreement

transmission if sent before 5 p.m. Pacific Time or the next business day, if sent after 5 p.m. Pacific Time, as follows:

If to Buyer:	Retail Opportunity Investments Corp.
3 Manhattanville Road, 2nd Floor Purchase, New York 10577 Telephone: 914/272-8080 Facsimile: 914/272-8088 Attention: Richard Schoebel

With a copy to:	Dunn Carney Allen Higgins & Tongue LLP
851 SW Sixth Avenue, Suite 1500 Portland, OR 97204-1357 Telephone: 503/224-6440 Facsimile: 503/224-7324 Attention: Kenneth S. Antell

If to Seller:	J-T Properties, Ltd.
c/o Tamstepp Properties LLC 8043 W. Mercer Way Mercer Island, Washington 98040 Telephone: 206/200-4119 Facsimile: (____)_____________

Attention: George Tamblyn
With a copy to:	Dieter G. Struzyna, Esq.
Dieter g. Struzyna, PLLC 3000 Northup Way, Suite 101 Bellevue, WA 98004 Telephone: 425/827-4794 Facsimile: 425/827-9785

The addresses above may be changed by written notice to the other party.

18.7 Time of Essence.  Except as otherwise specifically provided in this Agreement, time is of the essence of each and every provision of this Agreement.

18.8 Modification.  This Agreement and any of its terms may only be changed, waived, discharged or terminated by a written instrument signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

18.9 Entire Agreement.  This Agreement (including any exhibits attached hereto) contains the entire agreement between the parties and supersedes and replaces all written and oral agreements previously made or existing between the parties with respect to the subject matter of this Agreement.

18.10 Brokers.  Neither Buyer nor Seller are parties to any brokerage or commission agreement with respect to the transaction contemplated by this Agreement.  Any

14 - Purchase and Sale Agreement

commission payable with respect to this transaction shall be paid by Seller.  Each party will defend, indemnify and hold the other party harmless from any claim, loss or liability made or imposed by any other party claiming a commission or fee in connection with this transaction and arising out of the indemnifying party’s conduct.

18.11 Drafting of Agreement.  The parties acknowledge that this Agreement has been negotiated at arm's length, that each party has been represented by independent counsel and that this Agreement has been drafted by both parties and no one party shall be construed as the draftsperson.

18.12 Counterparts/Facsimile.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.  Signatures by facsimile shall be binding as originals.

18.13 Arbitration.  All claims, disputes and other matters in question between the parties to this Agreement arising out of or relating to this Agreement or the breach thereof, shall be decided by mandatory and binding arbitration under the auspices and pursuant to the rules of JAMS in Seattle, Washington or other mutually-agreeable commercial arbitration service.  The award rendered by the arbitrator or arbitrators shall be final and binding, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.  Each party shall pay one-half the arbitration fees, except that the arbitrator(s) shall award attorney fees to the prevailing party under Section 18.17.

18.14 Governing Law.  This Agreement shall be construed, applied and enforced in accordance with the laws of the state in which the Property is located.

18.15 Authority of Signatories.  The respective persons who have executed this Agreement on behalf of a party represent and warrant that they have been duly authorized to do so by such party and no other or further signature or approval is required to bind the party to this Agreement.  All documents delivered at closing will be executed by a duly authorized person on behalf of such party.

18.16 Assignment.  Buyer may assign this Agreement and Buyer’s rights under this Agreement to an assignee owned or controlled by Buyer without Seller’s consent.  Except as provided above, neither party shall have the right to assign this Agreement or any of its rights or obligations hereunder to any person or other entity without the written consent of the other party, which approval shall not be unreasonably withheld, conditioned, or delayed; provided, however, that Buyer consents to an assignment by Seller to a third party exchange accommodator as part of an IRC Section 1031 exchange.

18.17 Attorney Fees and Costs.  In the event either party breaches any obligation under this Agreement, the nonbreaching party shall be entitled to all costs and expenses incurred, including reasonable attorney fees, as a result of the breach.  In addition, in the event any suit, action, or arbitration is instituted to enforce any term of this Agreement, the prevailing party shall be entitled to recover from the other party such sum as the court or arbitrator may adjudge reasonable as attorney fees in arbitration, at trial, and on appeal of such

15 - Purchase and Sale Agreement

suit or action, and also any fees incurred in any bankruptcy matter, in addition to all other sums provided by law.

18.18 Confirmation of Contingency Periods.  Promptly after the Effective Date of this Agreement, the parties shall execute a Confirmation of Contingency Periods in the form attached Exhibit E, setting forth the applicable deadlines for the contingencies set forth herein.

18.19 Appurtenant to Property.  The benefits and burdens hereunder shall be appurtenant to and shall run with the Property.  Upon execution hereof, the parties shall also execute a Memorandum of Purchase and Sale Agreement in the form attached as Exhibit F, which shall be thereafter promptly recorded in real property records of the County in which the Property is located.

18.20 Calculation of Time Periods.  Whenever a time period is set forth in days in this Agreement, the first day from which the designated period of time begins to run shall not be included.  The last day of the period so computed shall be included, unless it is a Saturday or legal holiday, including Sunday, in which event, the period runs until the end of the next day which is not a Saturday or legal holiday.

18.21           Cautionary Notice About Liens.  UNDER CERTAIN CIRCUMSTANCES, A PERSON WHO PERFORMS CONSTRUCTION-RELATED ACTIVITIES MAY CLAIM A LIEN UPON REAL PROPERTY AFTER A SALE TO THE PURCHASER FOR A TRANSACTION OR ACTIVITY THAT OCCURRED BEFORE THE SALE.  A VALID CLAIM MAY BE ASSERTED AGAINST THE PROPERTY THAT YOU ARE PURCHASING EVEN IF THE CIRCUMSTANCES THAT GIVE RISE TO THAT CLAIM HAPPENED BEFORE YOUR PURCHASE OF THE PROPERTY.  THIS INCLUDES, BUT IS NOT LIMITED TO, CIRCUMSTANCES WHERE THE OWNER OF THE PROPERTY CONTRACTED WITH A PERSON OR BUSINESS TO PROVIDE LABOR, MATERIAL, EQUIPMENT OR SERVICES TO THE PROPERTY AND HAS NOT PAID THE PERSONS OR BUSINESS IN FULL.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate as of the day and year first above written.

RETAIL OPPORTUNITY INVESTMENTS CORP., a Delaware corporation	J-T PROPERTIES LTD. , a Washington limited partnership

16 - Purchase and Sale Agreement

By: /s/ Stuart Tanz	By: Tamstepp Properties LLC, a
Name: Stuart Tanz	Washington limited liability
Title: CEO	company
Date of Signature: 5/11/10
By: /s/ George O. Tamblyn
Name: George O. Tamblyn
Title: Gen Mgr – Tamstepp Prop. –
G.P. of J.T. Properties LTD.
Date of Signature: 5/11/10

Exhibits:

Exhibit A	Property Description (Section A)
Exhibit B	Bill of Sale form (Section 1)
Exhibit C	Assignment of Leases (Section 9.3)
Exhibit D	Assignment of Contracts and Warranties (Section 9.5)
Exhibit E	Confirmation of Contingency Period (Section 18.19)
Exhibit F	Memorandum of Purchase and Sale Agreement (Section 18.20)
Exhibit G	8-K and Audit Requirements (Section 6.4)
Exhibit H	Seller’s Documents

17 - Purchase and Sale Agreement

EXHIBIT A
Property Description

Exhibit A

EXHIBIT B
Bill of Sale Form

BILL OF SALE

J-T Properties Ltd., a Washington limited partnership ("Seller"), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby bargain, transfer, convey and deliver to Retail Opportunity Investments Corp., a Delaware corporation ("Buyer"), its successors and/or assigns:

All the personal property owned by Seller (collectively, "Personal Property") located on or used in the operation of the real property commonly known as the Vancouver Market Center, including all personal property listed in the attached Schedule B-1.

Buyer shall be responsible for payment of any and all sales, use or like tax arising from the sale of the Personal Property by Seller to Buyer.

THE PERSONAL PROPERTY IS SOLD AS IS, WHERE IS AND WITH ALL FAULTS.  EXCEPT AS EXPLICITLY SET FORTH BELOW, SELLER MAKES NO WARRANTIES OF ANY KIND WHATEVER, EXPRESS OR IMPLIED, AND ALL IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY DISCLAIMED AND EXCLUDED.

Seller hereby covenants with Buyer that the Personal Property is free and clear of and from all encumbrances, security interests, liens, mortgages and claims whatsoever and that Seller is the owner of and has the right to sell same.  Seller warrants and agrees to defend the title in and to the Personal Property unto Buyer, its successors or assigns against the lawful claims and demands of all persons claiming by or through Seller.

SELLER:	BUYER:

J-T Properties, Ltd., a Washington limited partnership	Retail Opportunity Investments Corp., a Delaware corporation

By: Tamstepp Properties, LLC,	By: _________________________

Exhibit B

a Washington limited liability company	Name: _________________________
Title: _________________________
Date: _________________________

By: _________________________
Name: _________________________
Title: _________________________
Date: _________________________

Exhibit B

EXHIBIT C
Assignment of Leases

ASSIGNMENT OF LEASES

THIS ASSIGNMENT OF LEASES (this "Assignment") is made and entered into as of this _____ day of ______________, 20___, by and between J-T Properties Ltd., a Washington limited partnership ("Assignor"), and Retail Opportunity Investments Corp., a Delaware corporation ("Assignee").

RECITALS

This Assignment is entered into on the basis of and with respect to the following facts, agreements and understandings:

1. A.           Assignor, as landlord, is a party to the leases listed in the attached Schedule C-1 (the “Leases”) with respect to the real property located at 5000 N. E. 4th Plain Blvd., Vancouver, Washington (the "Property").

B.           By deed recorded ________________, 20___, Assignor sold and conveyed its entire right, title and interest in and to the Property to Assignee and, in conjunction therewith, Assignor agreed to assign its interest as landlord under the Leases to Assignee and Assignee has agreed to assume the landlord’s obligations under the Leases, all as more particularly set forth in this Assignment.

NOW, THEREFORE, for good and valuable consideration, including the mutual covenants and agreements set forth herein, Assignor and Assignee agree as follows:

2. Assignment.

Assignor hereby sells, assigns, grants, transfers and sets over to Assignee, its heirs, personal representatives, successors and assigns, all of Assignor's right, title and interest as landlord under the Leases.

3. Acceptance of Assignment and Assumption of Obligations.

Assignee hereby accepts the assignment of the landlord’s interest under the Leases and, for the benefit of Assignor, assumes and agrees faithfully to perform all of the obligations which are required to be performed by the landlord under the Leases.

4. Effective Date.

The effective date of this Assignment and each and every provision hereof is and shall be _______________, 20___ (the "Effective Date").

Exhibit C

5. Assignor's Indemnity of Assignee.

Assignor hereby agrees to defend (with counsel reasonably satisfactory to Assignee) indemnify, and hold harmless Assignee, its partners, and their officers, directors, employees, agents, representatives, successors, and assigns, and each of them, from and against any and all claims, suits, demands, causes of action, actions, liabilities, losses, damages, costs and expenses (including attorneys' fees) arising out of or based upon Assignor’s failure to keep, perform, fulfill and observe any of the terms, covenants, obligations, agreements, and conditions required to be kept, performed, fulfilled, and observed by the lessor under the Leases prior to the Effective Date.

6. Assignee's Indemnity of Assignor.

Assignee hereby agrees to defend (with counsel reasonably satisfactory to Assignor), indemnify, and hold harmless Assignor, its partners, and their respective directors, officers, employees, agents, representatives, successors and assigns, and each of them, from and against any and all claims, suits, demands, causes of action, actions, liabilities, losses, damages, costs and expenses (including attorneys' fees) arising out of or based upon Assignee’s failure to keep, perform, fulfill and observe any of the terms, covenants, obligations, agreements, and conditions required to be kept, performed, fulfilled, and observed by the lessor under the Leases on or after the Effective Date.

7. Successors and Assigns.

This Assignment, and each and every provision hereof, shall bind and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

8. Governing Law.

This Assignment shall be construed and interpreted and the rights and obligations of the parties hereto determined in accordance with the laws of the State wherein the Property is located.

9. Headings and Captions.

The headings and captions of the paragraphs of this Assignment are for convenience and reference only and in no way define, describe or limit the scope or intent of this Assignment or any of the provisions hereof.

10. Gender and Number.

As used in this Assignment, the neuter shall include the feminine and masculine, the singular shall include the plural and the plural shall include the singular, as the context may require.

Exhibit C

11. Multiple Counterparts.

This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12. Attorneys' Fees.

In the event that either party hereto brings an action at law or in equity to enforce or interpret or seek redress for breach of this Assignment, the prevailing party in such action shall be entitled to recover from the other its litigation expenses and reasonable attorneys' fees in addition to all other appropriate relief.

RETAIL OPPORTUNITY INVESTMENTS CORP., a Delaware corporation	J-T PROPERTIES LTD. , a Washington limited
partnership

By: _________________________	By: Tamstepp Properties LLC, a
Name: _________________________	Washington limited liability
Title: _________________________	company
Date: _________________________
By: _________________________
Name: _________________________
Title: _________________________
Date: _________________________

Exhibit C

EXHIBIT D
Assignment of Contracts and Warranties

ASSIGNMENT OF CONTRACTS AND WARRANTIES

THIS ASSIGNMENT OF CONTRACTS AND WARRANTIES (this "Assignment") is made and entered into as of this _____ day of ______________, 20___, by and between J-T Properties Ltd., a Washington limited partnership ("Assignor"), and Retail Opportunity Investments Corp., a Delaware corporation ("Assignee").

RECITALS

This Assignment is entered into on the basis of and with respect to the following facts, agreements and understandings:

A.           Assignor is a party to the contracts and warranties listed on the attached Schedule D-1 (the “Contracts and Warranties”) with respect to the real property located at 5000 N. E. 4th Plain Blvd., Vancouver, Washington (the "Property").

B.           By deed recorded ________________, 20___, Assignor sold and conveyed its entire right, title and interest in and to the Property to Assignee and, in conjunction therewith, Assignor agreed to assign its interest under the Contracts and Warranties to Assignee and Assignee has agreed to assume Assignor’s obligations under the Contracts and Warranties, all as more particularly set forth in this Assignment.

NOW, THEREFORE, for good and valuable consideration, including the mutual covenants and agreements set forth herein, Assignor and Assignee agree as follows:

1. Assignment.

Assignor hereby sells, assigns, grants, transfers and sets over to Assignee, its heirs, personal representatives, successors and assigns, all of Assignor's right, title and interest under the Contracts and Warranties.

2. Acceptance of Assignment and Assumption of Obligations.

Assignee hereby accepts the assignment of the Contracts and Warranties and, for the benefit of Assignor, assumes and agrees faithfully to perform all of the obligations which are required to be performed by Assignor under the Contracts and Warranties.

3. Effective Date.

The effective date of this Assignment and each and every provision hereof is and shall be _______________, 20___ (the "Effective Date").

Exhibit D

4. Assignor's Indemnity of Assignee.

Assignor hereby agrees to defend (with counsel reasonably satisfactory to Assignee), indemnify, and hold harmless Assignee, its partners and their respective officers, directors, employees, agents, representatives, successors, and assigns and each of them, from and against any and all claims, suits, demands, causes of action, actions, liabilities, losses, damages, costs and expenses (including attorneys' fees) arising out of or based upon Assignor’s failure to keep, perform, fulfill and observe any of the terms, covenants, obligations, agreements, and conditions required to be kept, performed, fulfilled, and observed by Assignor under the Contracts and Warranties prior to the Effective Date.

5. Assignee's Indemnity of Assignor.

Assignee hereby agrees to defend (with counsel reasonably satisfactory to Assignor), indemnify, and hold harmless Assignor, its partners, and their respective directors, officers, employees, agents, representatives, successors and assigns, and each of them, from and against any and all claims, suits, demands, causes of action, actions, liabilities, losses, damages, costs and expenses (including attorneys' fees) arising out of or based upon Assignee’s failure to keep, perform, fulfill and observe any of the terms, covenants, obligations, agreements, and conditions required to be kept, performed, fulfilled, and observed by Assignee under the Contracts and Warranties on or after the Effective Date.

6. Successors and Assigns.

This Assignment, and each and every provision hereof, shall bind and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

7. Governing Law.

This Assignment shall be construed and interpreted and the rights and obligations of the parties hereto determined in accordance with the laws of the State wherein the Property is located.

8. Headings and Captions.

The headings and captions of the paragraphs of this Assignment are for convenience and reference only and in no way define, describe or limit the scope or intent of this Assignment or any of the provisions hereof.

9. Gender and Number.

As used in this Assignment, the neuter shall include the feminine and masculine, the singular shall include the plural and the plural shall include the singular, as the context may require.

Exhibit D

10. Multiple Counterparts.

This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11. Attorneys' Fees.

In the event that either party hereto brings an action at law or in equity to enforce or interpret or seek redress for breach of this Assignment, the prevailing party in such action shall be entitled to recover from the other its litigation expenses and reasonable attorneys' fees in addition to all other appropriate relief.

RETAIL OPPORTUNITY INVESTMENTS CORP., a Delaware corporation	J-T PROPERTIES LTD. , a Washington limited
partnership

By: _________________________	By: Tamstepp Properties LLC, a
Name: _________________________	Washington limited liability
Title: _________________________	company
Date: _________________________
By: _________________________
Name: _________________________
Title: _________________________
Date: _________________________

Exhibit D

EXHIBIT E

Confirmation Of Contingency Periods

The parties acknowledge that the deadlines for the contingency periods in the Purchase and Sale Agreement dated ________________ __, 20____ between J-T Properties Ltd. (“Seller”) and Retail Opportunity Investments Corp. (“Buyer”) are as follows:

EVENT	EXPIRATION DATE
Contingency Period	______________________________
Extension Period	______________________________
Title Report Due	______________________________
Documents Provided by Seller	______________________________
Document Review by Buyer	______________________________
Closing	______________________________

RETAIL OPPORTUNITY INVESTMENTS CORP., a Delaware corporation	J-T PROPERTIES LTD. , a Washington limited
partnership

By: _________________________	By: Tamstepp Properties LLC, a
Name: _________________________	Washington limited liability
Title: _________________________	company
Date of Signature: _______________
By: _________________________
Name: _________________________
Title: _________________________
Date of Signature: ________________

1 - Exhibit E

EXHIBIT F

Memorandum of Purchase and Sale Agreement

Recorded at the Request of
and after Recording Return to:

Kenneth S. Antell
Dunn Carney Allen Higgins & Tongue LLP
851 SW Sixth Avenue, Suite 1500
Portland, Oregon  97204

MEMORANDUM OF PURCHASE AND SALE AGREEMENT
(Real Property)

This Memorandum of Purchase and Sale Agreement (“Memorandum”) is made as of this       day of ____________, 20____, by and between J-T Properties Ltd., a Washington limited partnership (“Seller”) and Retail Opportunity Investments Corp., a Delaware corporation (“Buyer”), who agree as follows:

1. Purchase Agreement; Property.  Seller has entered into a Purchase and Sale Agreement with Buyer dated as of _____________________ (the “Purchase Agreement”), pursuant to which Seller has agreed to sell and Buyer has agreed to purchase the property legally described on Schedule A hereto (the “Property”), subject to the terms and conditions set forth in the Purchase Agreement.  The provisions of the Purchase Agreement are incorporated herein.

2. Term of Agreement.  Buyer’s obligations under the Purchase Agreement are subject to satisfaction of certain conditions set forth in the Purchase Agreement within twenty-one (21) days after receipt of documents from Seller.  Notwithstanding any provisions to the contrary, if Buyer has not purchased the property on or before September 30, 2010, this Memorandum shall terminate and be of no further force and effect.

1 - Exhibit F

3. Provisions Run with Land and Binding on Parties.  All of each party’s covenants under the Purchase Agreement, both affirmative and negative, are intended to and shall run with the Property and shall bind each party and its successors, and shall inure to the benefit of the other party and its successors.

4. Purpose of Memorandum.  This Memorandum is prepared for the purpose of recordation to give notice of the Purchase Agreement.  It shall not constitute an amendment or modification of the Purchase Agreement.

EXECUTED as of the date first above written.

SELLER:

J-T PROPERTIES LTD, a Washington limited partnership

By: Tamstepp Properties LLC, a Washington
limited liability company

By: _________________________
Its: _________________________

BUYER:

RETAIL OPPORTUNITY INVESTMENTS CORP., a Delaware corporation

By: ___________________________
Its: ___________________________

STATE OF _______________________)
                                                                           ) ss
County of ________________________)

This instrument was acknowledged before me on this day of __________________, 20____, by __________________as __________________ of _________________________________, who being duly sworn acknowledged said instrument to be said corporation’s voluntary act and deed.

2 - Exhibit F

______________________________
Notary Public For ________________

STATE OF _______________________)
                                                                           ) ss
County of ________________________)

This instrument was acknowledged before me on this day of __________________, 20____, by __________________as __________________ of Retail Opportunity Investments Corp., a Delaware corporation, who being duly sworn acknowledged said instrument to be said corporation’s voluntary act and deed.

______________________________
Notary Public For ________________

3 - Exhibit F

SCHEDULE A
TO
MEMORANDUM OF PURCHASE AND SALE AGREEMENT

LEGAL DESCRIPTION OF PROPERTY

Exhibit F

EXHIBIT G

8-K and Audit Requirements

For the period of time commencing on the Effective Date and continuing through the first anniversary of the Closing Date, Seller shall, from time to time, upon reasonable advance notice from Buyer, provide Buyer and its representatives, agents and employees with access to all financial and other information pertaining to the period of Seller’s ownership and operation of the Property, which information is relevant and reasonably necessary, in the opinion of Buyer or its outside third party accountants (the “Accountants”), to enable Buyer and its Accountants to prepare financial statements in compliance with any and or all of (a) Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (the “Commission”); (b) any other rule issued by the Commission and applicable to Buyer; and (c) any registration statement, report or disclosure statement filed with the Commission by, or on behalf of Buyer; provided, however, that in any such event(s), Buyer shall reimburse Seller for those reasonable third party, out-of-pocket costs and expenses that Seller incurs in order to comply with the foregoing requirement.  Seller acknowledges and agrees that the following is a representative description of the information and documentation that Buyer and the Accountants may require in order to comply with (a), (b) and (c) above.  Seller shall provide the following information and documentation on a per-building basis, if available (capitalized terms not defined herein shall have the meanings as ascribed to such terms in the Agreement to which this Exhibit is attached):

1.	Rent rolls for the calendar month in which the Closing occurs and the eleven (11) calendar months immediately preceding the calendar month in which the Closing occurs;

2.	Seller’s written analysis of both (a) scheduled increases in base rent required under the Leases in effect on the Closing Date; and (b) rent concessions imposed by those Leases;

3.	Seller’s internally-prepared operating statements;

4.	Access to Lease files;

5.	Most currently available real estate tax bills;

6.	Access to Seller’s cash receipt journal(s) and bank statements for the Property;

7.
Seller’s general ledger, including balance sheet and profit and loss statements, with respect to the Property for the last twelve (12) month period, excluding Seller’s proprietary accounts (in both hard copy and Excel format, if available);

8.	Seller’s schedule of expense reimbursements required under the Leases in effect on the Closing Date;

Exhibit G

9.
Schedule of those items of repairs and maintenance performed by or at the direction of the Seller during the Seller’s final fiscal year in which Seller owns and operates the Property (the “Final Fiscal Year”);

10.	Schedule of those capital improvements and fixed asset additions made by or at the direction of Seller during the Final Fiscal Year;

11.	Access to Seller’s invoices with respect to expenditures made during the Final Fiscal Year;

12.	Access (during normal and customary business hours) to responsible personnel to answer accounting questions;

13.	Insurance bills for the last twelve (12) month period; and

14.	Copies of service contracts, such as cleaning, maintenance, snow removal, rubbish removal, security, construction and property management.

Nothing herein shall require Seller to conduct its own audits or generate any requested materials that are not in its possession, custody or control.

The provisions of the foregoing information shall be for informational purposes only, shall not be deemed to be representations or warranties under this Agreement, and shall not expose Seller to any liability on account thereof.

Upon at least twenty (20) days prior written notice and not more than once during the one (1) year period, upon Buyer’s request, for a period of one (1) year after Closing, Seller shall on a one (1)-time basis only, make Seller’s books, records, existing supporting invoices and other existing substantiating documentation that are not deemed by Seller to be privileged, available to Buyer for inspection, copying and audit by Buyer’s designated accountants, at the expense of Buyer.  This obligation shall survive the Closing for a period of one (1) year and shall not be merged with any instrument of conveyance delivered at the Closing.

Exhibit G

EXHIBIT H

List of Seller’s Documents

A.	Complete copy of all leases, including addenda and amendments.
B.	2008 and 2009 year end operating statements and 2010 year to date operating statement.
C.	2008 and 2009 CAM reconciliation statements and 2010 CAM estimates by tenant
D.	2010 budget.
E.	Current rent roll.
F.	Copies of all CC&R’s affecting the Property.
G.	Aged delinquency status by tenant.
H.	Real estate tax statement for current tax year.
I.	Copies of all service contracts.
J.	The most current certified property survey.
K.	A copy of all reports and studies relating to the environmental, soils, geotechnical, and ground water conditions or the presence or use of any toxic or hazardous substance.
L.	Inspection reports, such as roof, mechanical, electrical, plumbing, fire/life/safety systems, and structural.
M.	Copy of casualty, liability and other insurance certificates carried by Seller and tenants relating to the Property.
N.	Tenant sales for the last three years.
O.	Building drawings.
P.	Certificates of occupancy.
Q.	Copies of all pertinent loan documentation including, among other things, promissory note, deed of trust, and reserve account information, if applicable.
R.	Most recent title report, if available.

Exhibit H